DUQUESNE LIGHT COMPANY


                                OFFICER'S CERTIFICATE
                   (Under Section 301 of the Indenture of Mortgage
                     and Deed of Trust of Duquesne Light Company)


                    I, the undersigned James D. Mitchell, Treasurer of DUQUESNE LIGHT COMPANY (the "Company"), in accordance with
          Section 301 of the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992, as heretofore supplemented (the "Mortgage," capitalized terms used herein and not defined herein having the meanings specified in the Mortgage), of the Company to Mellon Bank, N.A., as Trustee, do hereby establish for the series of Securities established in Supplemental Indenture No. 5, dated as of June 1, 1993, and designated First Collateral Trust Bonds, Series E, the following terms and characteristics (the lettered clauses set forth below corresponding to the lettered subsections of Section 301 of the Mortgage):

                    (a) the title of the securities of such series shall be "First Collateral Trust Bonds, Series E" (the "Bonds");

                    (b) the aggregate principal amount of Bonds which may be authenticated and delivered under the Indenture shall be limited to $300,000,000, except as contemplated in Section 301(b) of the Mortgage;

                    (c) interest on the Bonds shall be payable to the Person or Persons in whose names the Bonds are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in a form of Bond attached hereto and hereby authorized and approved;

                    (d) the date or dates on which the principal of the Bonds shall be payable shall be determined at the time of sale of the Bonds, or any Tranche thereof, by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedures (the "Administrative Procedures") attached as Exhibit A to the Selling Agency Agreement dated June 15, 1993 among the Company, Salomon Brothers Inc, Goldman Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated; provided, however, that in no event shall any Bond have a term less than nine months or more than 40 years;

                    (e) the Bonds, or any Tranche thereof, may bear interest at fixed rates determined by the proper officers of the Company as follows: there shall be determined by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedures, at the time of sale of the Bonds or any Tranche thereof, the interest rate or rates (including the interest rate on overdue principal, premium or interest, if any) applicable to such Bonds, or Tranche thereof; interest shall accrue on any Bond from the Original Issue Date specified in such Bond or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates shall be February 15 and August 15, and the Regular Record Dates with respect to such Interest Payment Dates shall be January 31 and July 31, respectively (whether or not a Business Day); provided, however, that the Interest Payment Dates for the Bonds having a Stated Maturity of June 15, 2004 and bearing interest at a rate of 6.625% per annum (the "6.625% Bonds") and the Bonds having a Stated Maturity of June 15, 2025 and bearing interest at a rate of 7.55% per annum (the "7.55% Bonds"), in each case to be issued on or about June 22, 1993, shall be June 15 and December 15, commencing December 15, 1993 and the Regular Record Dates with respect to the Interest Payment Dates for the 6.625% Bonds and the 7.55% Bonds shall be May 31 and November 30 (whether or not a Business Day); and provided, further, that interest shall accrue on the 6.625% Bonds and the 7.55% Bonds from June 15, 1993, rather than from the original Issue Date specified in any such Bonds, or the most recent date to which interest has been paid or duly provided for;

                    (f) the office of The First National Bank of Chicago in New York, New York, shall be the office or agency of the Company at which the principal of and premium, if any, and,interest, if any, at maturity on the Bonds shall be payable, at which Bonds may be surrendered for registration of transfer and exchange and at which notices and demands to or upon the Company in respect of the Bonds and the Mortgage may be served; provided,, however, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such office or agency; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal office in Pittsburgh, Pennsylvania as any such office or agency;

                    (g) the Bonds, or any Tranche thereof, shall be redeemable in whole or in part, at the option of the Company, as and to the extent determined at the time of sale of the Bonds or any Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

                    (h) the obligation, if any, of the Company to redeem or purchase the Bonds, or any Tranche thereof, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Bonds or any Tranche thereof shall be redeemed or purchased, in whole or in part, pursuant to such obligation shall be determined at the time of sale of the Bonds or any Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

                    (i) the Bonds shall be issued in denominations of $1,000 and integral multiples thereof or in such other denominations as shall be determined at the time of sale of the Bonds or any Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;


                    (j)  not applicable;

                    (k)  not applicable;

                    (l)  not applicable;

                    (m)  not applicable;

                    (n)  not applicable;

                    (o)  not applicable;

                    (p)  not applicable;

                    (q)  no service charge shall be made for the
                    registration of transfer or exchange of Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

                    (r) in the case of any Bond, if any Interest Payment Date, any Redemption Date or the Stated Maturity (as specified in any Bond) shall not be a Business Day (as defined in the form of Bond attached hereto), payment of amounts due thereon on such date may be made on the next succeeding Business Day, and if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day; and

                    (s) (i) the proper officers of the Company may execute, with the Paying Agent and any Authenticating Agent for the Bonds, one or more Letter(s) of Representations to The Depository Trust Company substantially in either or both of the forms attached hereto and any supplements or amendments thereto necessary or desirable to make the Bonds eligible for deposit at such depositary; provided, however, that the Company reserves the right to terminate any such Letter of Representations by one or more Officer's Certificates supplemental to this Officer's Certificate; and provided, further, that the Company reserves the right to enter into similar agreements with any other depositary with respect to the Bonds by one or more Officer's Certificates supplemental to this Officer's Certificate and
                    (ii) the Bonds shall be substantially in the form attached hereto and hereby authorized and approved and shall have such further terms as are set forth in such form; provided that the 6.625% Bonds and the 7.55% Bonds shall be substantially in the form attached hereto and hereby authorized and approved and shall have such further terms as are set forth in such form.

                    IN WITNESS WHEREOF, I have executed this Officer's Certificate this 15th day of June, 1993.


                                              /s/ James D. Mitchell
                                             ------------------------------
                                             James D. Mitchell
                                             Treasurer